Exhibit 99.1
Kraton Polymers LLC First Quarter Earnings Call May 14, 2008

Disclaimers Forward Looking Statements This presentation may include "forward-looking statements" which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information. GAAP Disclaimer This presentation includes non-GAAP financial measures including EBITDA and LTM Bank EBITDA. Investors should consider these measures, which we believe investors consider useful in assessing our performance and compliance with our financial covenants, together with the GAAP measures from our financial statements. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures can be found in the presentation.

Recent Kraton Developments Added two new Board Members, bringing the number of outside directors on our Board to three Barry J. Goldstein Richard C. Brown Announced and / or implemented global price increases to be effective April 1, May 1, and June 1 Completed the restructuring of our Westhollow Technical Center, and our research and technical service organizations Berre facility returned to full operation Hedge on a portion of our Euro-dollar foreign exchange exposure

Q1 2008 Recap Cost-Out / Efficiency Gains Pernis SIS closure completed -- $8 million annual savings RTS restructuring -- $4 million annual savings Restructuring and related costs of $6 million in Q1 2008 Innovation On track with respect to innovation revenue FDA approval for medical and food packaging Bitumen modification - base course Financial Covenants / Capital Structure $5 million improvement in Bank EBITDA $8 million of cash-on-hand Revolver undrawn at March 31 In compliance with all covenants Headwinds Monomer and energy costs continue to escalate: Crude to $120/bbl+ Run up in feedstock costs €/$ Exchange Rate (all-time high in April)

Innovation and Revenue Growth New Innovations Improved Innovations 2005 5 29 34 2006 9 28 37 2007 12 22 34 Q1 2008 14 23 37 Innovation Revenue as a % of Total Revenue Note: New innovation revenue defined as revenues of products introduced within the last 5 years Total Adhesives, Sealants, and Coatings Advanced Materials Paving and Roofing IRL Non-Core COGS 0.06 0.131 0.071 0.026 0 -0.236 Q1 2008 vs.Q1 2007 Revenue Change By End-Use Adhesives, Sealants, and Coatings Non-core =3% of Sales Revenue Total Advanced Materials Paving and Roofing Note: Noncore includes footwear and high styrenics.

1st Quarter Year 2008 Financial Performance

Summary Financial Information Financial EBITDA is used by management to evaluate operating performance. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance. LTM Bank EBITDA is defined as EBITDA adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the senior secured credit facility. First Quarter First Quarter 2008 2007 Sales volume (kT) 77 81 Total revenues $267 $247 Gross profit $49 $32 R&D and SG&A $33 $23 Financial EBITDA (1) $15 $9 LTM Bank EBITDA (2) $104 $119 $MM

2007 2008 Core 32 49 Non Core 9 15 2007 2008 Core 9 15 Non Core 9 15 2007 2008 Sales 241 256 Other Revenue 6 11 2007 2008 Core 81 77 Non Core 7.028 5.3 First Quarter 2008 Summary Gross Profit 51% (5)% kT 32 49 67% 9 15 Volume Financial EBITDA 8% Revenue ($MM) ($MM) ($MM) 81 77 Other Revenue Sales Revenue

Capitalization Table ($MM) Revolver Term Sub Notes Total (2) Rate and Maturity L+250(1) May 2011 L+200(1) May 2013 8.125% January 2014 Dec. 31, 2007 $--- $338.5 $200.0 $538.5 Repayments --- (0.9) --- (0.9) Total changes --- (0.9) --- (0.9) Mar. 31, 2008 $--- $337.6 $200.0 $537.6 (1) Swapped LIBOR for 2.77% in February 2008. (2) Excludes insurance premium financing. Covenant Summary Q1 Actual Covenant Leverage Ratio 5.20x 5.45x Coverage Ratio 2.48x 2.25x

Status Of Our 2008 Roadmap Plan Make It Happen Smart Pricing Balance the value created for our customers Product pricing tool fully implemented Feedstock and energy cost headwinds Restructure Footprint Optimize our production asset base consistent with our growth and innovation requirements Shut down SIS production at Pernis Paulina process redesign project Organizational Efficiency Provide appropriate level of customer service Operations, sales and marketing unified under the COO Merged five end-uses into three Research and technical service organizations Investing in our Future Capture growth opportunities and cost outs $30 million to $40 million capex plan for 2008 Project pipeline robust